DUN & BRADSTREET REPORTS THIRD QUARTER 2020 FINANCIAL RESULTS

Short Hills, NJ, November 5, 2020: Dun & Bradstreet Holdings, Inc. (NYSE: DNB), a leading global provider of business decisioning data and analytics, today announced unaudited financial results for the third quarter ended September 30, 2020. A reconciliation of U.S. generally accepted accounting principles (“GAAP”) to non-GAAP financial measures has been provided in this press release, including the accompanying tables. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

•Revenue of $442.1 million, up 8.3%, and up 7.8% on a constant currency basis; which includes the net impact of lower deferred revenue purchase accounting adjustments of $38.2 million.

•Net loss of $17.0 million, or diluted loss per share of $0.04, and adjusted net income of $101.3 million, or adjusted diluted earnings per share of $0.24.

•Adjusted EBITDA of $197.0 million, up 27.0%, and adjusted EBITDA margin of 44.6%, an increase of 660 basis points; which includes the net impact of lower deferred revenue purchase accounting adjustments of $38.2 million.

•On October 7, 2020, Dun & Bradstreet announced that it has entered into a definitive agreement to purchase the outstanding shares of Bisnode Business Information Group AB, a leading European data and analytics firm and long-standing member of the Dun & Bradstreet Worldwide Network. The transaction is expected to close in January 2021, subject to required regulatory approvals and customary closing conditions.

“We are pleased with our solid performance in the third quarter, which was in line with our expectations, and provides us with the confidence to reiterate our guidance for full year 2020,” said Anthony Jabbour, Dun & Bradstreet Chief Executive Officer. “Client engagement is strong, as is demand for our mission-critical data and analytics across our portfolio. We are making progress against our growth strategy and ongoing transformation to unleash further potential, drive innovation and deliver solutions that help businesses in every industry to compete, grow and thrive.”

Third Quarter 2020 Segment Results

North America

North America revenue was $363.3 million, a decrease of 3.0% as reported and on a constant currency basis. Finance and Risk revenue was $206.6 million, a decrease of 0.8%, as reported and on a constant currency basis, primarily due to lower usage revenue across our Finance and Risk solutions mainly attributable to the impact of COVID-19, lower revenue due to timing of fulfillment in our Government business, and the impact of structural changes in our legacy Credibility solutions, partially offset by an increase in our subscription-based revenue in our Risk and Government solutions. Sales and Marketing revenue was $156.7 million, a decrease of 5.8%, as reported and on a constant currency basis, primarily due to lower royalty revenue from the Data.com legacy partnership along with lower usage revenue across our Sales & Marketing solutions partially due to the impact of COVID-19. North America adjusted EBITDA was $184.2 million, a decrease of 2.8%, with adjusted EBITDA margin of 50.7%, an increase of 10 basis points.

International

International revenue was $79.8 million, an increase of 9.7%, and an increase of 7.2% on a constant currency basis. Finance and Risk revenue was $66.3 million, an increase of 13.9%, and an increase of 11.6% on a constant currency basis, primarily due to higher cross border data revenue from WWN alliances and higher revenue from our U.K. market, partially offset by lower usage volume in our Asia market primarily due to the impact of COVID-19. Sales and Marketing revenue was $13.5 million, a decrease of 7.3% and a decrease of 10.0% on a constant currency basis, primarily attributable to lower revenue from our U.K. market and lower usage volume in our Asia market primarily due to the impact of COVID-19, partially offset by increased revenue from WWN alliances, primarily a result of increased product royalties. International adjusted EBITDA was $28.2 million, an increase of 11.0%, with adjusted EBITDA margin of 35.4%, an increase of 40 basis points.

Balance Sheet

As of September 30, 2020, we had cash and cash equivalents of $311.3 million and total principal amount of debt of $3,387.4 million. On September 11, 2020 we increased the capacity of our revolving credit facility from $400 million to $850 million and as of September 30, 2020, we had the full capacity available.

On September 26, 2020 we repaid $280 million of the 6.875% Senior Secured Notes outstanding due 2026.

Business Outlook

Dun & Bradstreet is reiterating its previously provided full year 2020 outlook as follows:

•Revenue is expected to be in the range of $1,729 million to $1,759 million.
•Adjusted EBITDA is expected to be in the range of $704 million to $724 million.
•Revenue and adjusted EBITDA include a ($21) million impact from deferred revenue purchase accounting, in both the low and high ends of the range.
•Adjusted EPS is expected to be in the range of $0.89 to $0.93.
•Adjusted EPS includes a $(0.04) impact from deferred revenue purchase accounting, in both the low and high ends of the range.

The foregoing forward-looking statements reflect Dun & Bradstreet’s expectations as of today's date and Revenue assumes constant foreign currency rates. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. Dun & Bradstreet does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Earnings Conference Call and Audio Webcast

Dun & Bradstreet will host a conference call to discuss the third quarter 2020 financial results on November 5, 2020 at 8:00 a.m. ET. The conference call can be accessed live over the phone by dialing 866-324-3683, or for international callers 509-844-0959. A replay will be available from 11:00 a.m. ET on November 5, 2020, through November 12, 2020, by dialing 855-859-2056, or for international callers 404-537-3406. The replay passcode will be 3095459.

The call will also be webcast live from Dun & Bradstreet’s investor relations website at https://investor.dnb.com. Following the completion of the call, a recorded replay of the webcast will be available on the website.

About Dun & Bradstreet

Dun & Bradstreet, a leading global provider of business decisioning data and analytics, enables companies around the world to improve their business performance. Dun & Bradstreet’s Data Cloud fuels solutions and delivers insights that empower customers to accelerate revenue, lower cost, mitigate risk, and transform their businesses. Since 1841, companies of every size have relied on Dun & Bradstreet to help them manage risk and reveal opportunity. For more information on Dun & Bradstreet, please visit www.dnb.com.

Use of Non-GAAP Financial Measures

In addition to reporting GAAP results, we evaluate performance and report our results on the non-GAAP financial measures discussed below. We believe that the presentation of these non-GAAP measures provides useful information to investors and rating agencies regarding our results, operating trends and performance between periods. These non-GAAP financial measures include adjusted revenue, adjusted earnings before interest, taxes, depreciation and amortization (‘‘adjusted EBITDA’’), adjusted EBITDA margin and adjusted net income. Adjusted results are non-GAAP measures that adjust for the impact due to purchase accounting application and divestitures, restructuring charges, equity-based compensation, acquisition and divestiture-related costs (such as costs for bankers, legal fees, due diligence, retention payments and contingent consideration adjustments) and other non-core gains and charges that are not in the normal course of our business (such as gains and losses on sales of businesses, impairment charges, effect of significant changes in tax laws and material tax and legal settlements). We exclude amortization of recognized intangible assets resulting from the application of purchase accounting because it is non-cash and not indicative of our ongoing and underlying operating performance. Recognized intangible assets arise from acquisitions, or primarily the Take-Private Transaction. We believe that recognized intangible assets by their nature are fundamentally different from other depreciating assets that are replaced on a predictable operating cycle. Unlike other depreciating assets, such as developed and purchased software licenses or property and equipment, there is no replacement cost once these recognized intangible assets expire and the assets are not replaced. Additionally, our costs to operate, maintain and extend the life of acquired intangible assets and purchased intellectual property are reflected in our operating costs as personnel, data fee, facilities, overhead and similar items. Management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of recognized intangible assets will recur in future periods until such assets have been fully amortized. In addition, we isolate the effects of changes in foreign exchange rates on our revenue growth because we believe it is useful for investors to be able to compare revenue from one period to another, both after and before the effects of foreign exchange rate changes. The change in revenue performance attributable to foreign currency rates is determined by converting both our prior and current periods’ foreign currency revenue by a constant rate. As a result, we monitor our adjusted revenue growth both after and before the effects of foreign exchange rate changes. We believe that these supplemental non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance and comparability of our operating results from period to period. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning for and forecasting future periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to our reported results prepared in accordance with GAAP.

Our non-GAAP or adjusted financial measures reflect adjustments based on the following items, as well as the related income tax.

Adjusted Revenue

We define adjusted revenue as revenue adjusted to include revenue for the period from January 8 to February 7, 2019 (‘‘International lag adjustment’’) for the Predecessor related to the lag reporting for our International operations. On a GAAP basis, we report International results on a one-month lag, and for 2019 the Predecessor period for International is December 1, 2018 through January 7, 2019. The Successor period for International is February 8, 2019 (commencing on the closing date of the Take-Private Transaction) through November 30, 2019 for the Successor period from January 1, 2019 to December 31, 2019. The International lag adjustment is to facilitate comparability of 2019 periods to 2020 periods.

Adjusted EBITDA and Adjusted EBITDA Margin

We define adjusted EBITDA as net income (loss) attributable to Dun & Bradstreet Holdings, Inc. (Successor) / The Dun & Bradstreet Corporation (Predecessor) excluding the following items:

•depreciation and amortization;

•interest expense and income;

•income tax benefit or provision;

•other expenses or income;

•equity in net income of affiliates;

•net income attributable to non-controlling interests;

•dividends allocated to preferred stockholders;

•revenue and expense adjustments to include results for the period from January 8 to February 7, 2019, for the Predecessor related to the International lag adjustment (see above discussion);

•other incremental or reduced expenses from the application of purchase accounting (e.g. commission asset amortization);

•equity-based compensation;

•restructuring charges;

•merger and acquisition-related operating costs;

•transition costs primarily consisting of non-recurring incentive expenses associated with our synergy program;

•legal reserve and costs associated with significant legal and regulatory matters; and

•asset impairment.

We calculate adjusted EBITDA margin by dividing adjusted EBITDA by adjusted revenue.

Adjusted Net Income

We define adjusted net income as net income (loss) attributable to Dun & Bradstreet Holdings, Inc. (Successor) / The Dun & Bradstreet Corporation (Predecessor) adjusted for the following items:

•revenue and expense adjustments to include results for the period from January 8 to February 7, 2019, for the Predecessor related to the International lag adjustment (see above discussion);

•incremental amortization resulting from the application of purchase accounting. We exclude amortization of recognized intangible assets resulting from the application of purchase accounting because it is non-cash and is not indicative of our ongoing and underlying operating performance. The Company believes that recognized intangible assets by their nature are fundamentally different from other depreciating assets that are replaced on a predictable operating cycle. Unlike other depreciating assets, such as developed and purchased software licenses or property and equipment, there is no replacement cost once these recognized intangible assets expire and the assets are not replaced. Additionally, the Company’s costs to operate, maintain and extend the life of acquired intangible assets and purchased intellectual property are reflected in the Company’s operating costs as personnel, data fee, facilities, overhead and similar items;

•other incremental or reduced expenses from the application of purchase accounting (e.g. commission asset amortization);

•equity-based compensation;

•restructuring charges;

•merger and acquisition-related operating costs;

•transition costs primarily consisting of non-recurring incentive expenses associated with our synergy program;

•legal reserve and costs associated with significant legal and regulatory matters;

•change in fair value of the make-whole derivative liability associated with the Series A Preferred Stock;

•asset impairment;

•non-recurring pension charges, related to pension settlement charge and actuarial loss amortization eliminated as a result of the Take-Private Transaction;

•dividends allocated to preferred stockholders;

•merger, acquisition and divestiture-related non-operating costs;

•debt refinancing and extinguishment costs; and

•tax effect of the non-GAAP adjustments and the impact resulting from the enactment of the CARES Act.

Adjusted Net Earnings per Diluted Share

We calculate adjusted net earnings per diluted share by dividing adjusted net income (loss) by the weighted average number of common shares outstanding for the period plus the dilutive effect of common shares potentially issuable in connection with awards outstanding under our stock incentive plan. For consistency purposes, we assume the stock split effected on June 23, 2020 to be the number of shares outstanding during the Predecessor period.

Forward-Looking Statements

The statements contained in this release that are not purely historical are forward-looking statements, including statements regarding expectations, hopes, intentions or strategies regarding the future. Forward-looking statements are based on Dun & Bradstreet’s management’s beliefs, as well as assumptions made by, and information currently available to, them. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. It is not possible to predict or identify all risk factors. Consequently, the risks and uncertainties listed below should not be considered a complete discussion of all of our potential trends, risks and uncertainties. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

The risks and uncertainties that forward-looking statements are subject to include, but are not limited to: (i) our ability to consummate the acquisition of Bisnode, including receipt of regulatory approvals and satisfaction of any other conditions to closing; (ii) an outbreak of disease, global or localized health pandemic or epidemic, or the fear of such an event (such as the COVID-19 global pandemic), including the global economic uncertainty and measures taken in response; (iii) the short- and long-term effects of the COVID-19 global pandemic, including the pace of recovery or any future resurgence; (iv) our ability to implement and execute our strategic plans to transform the business; (v) our ability to develop or sell solutions in a timely manner or maintain client relationships; (vi) competition for our solutions; (vii) harm to our brand and reputation; (viii) unfavorable global economic conditions; (ix) risks associated with operating and expanding internationally; (x) failure to prevent cybersecurity incidents or the perception that confidential information is not secure; (xi) failure in the integrity of our data or systems; (xii) system failures and personnel disruptions, which could delay the delivery of our solutions to our clients; (xiii) loss of access to data sources; (xiv) failure of our software vendors and network and cloud providers to perform as expected or if our relationship is terminated; (xv) loss or diminution of one or more of our key clients, business partners or government contracts; (xvi) dependence on strategic alliances, joint ventures and acquisitions to grow our business; (xvii) our ability to protect our intellectual property adequately or cost-effectively; (xviii) claims for intellectual property infringement; (xix) interruptions, delays or outages to subscription or payment processing platforms; (xx) risks related to acquiring and integrating businesses and divestitures of existing businesses; (xxi) our ability to retain members of the senior leadership team and attract and retain skilled employees; (xxii) compliance with governmental laws and regulations; (xxiii) risks associated with our structure and status as a "controlled company;" and (xxiv) the other factors described under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Cautionary Note Regarding Forward-Looking Statements” and other sections of our final prospectus dated June 30, 2020 and filed with the Securities and Exchange Commission on July 2, 2020, in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and the Company’s subsequent filings with the Securities and Exchange Commission.

Dun & Bradstreet Holdings, Inc.
Condensed Consolidated Statement of Operations (Unaudited)
(Amounts in millions, except per share data)

	Three-Month Period		Nine-Month Period

	Successor				Predecessor
	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2020	Period from January 1 to September 30, 2019	Period from January 1 to February 7, 2019
Revenue	$442.1	$408.2	$1,258.0	$981.2	$178.7
Operating expenses	126.0	125.0	404.1	317.2	56.7
Selling and administrative expenses	131.9	152.7	401.2	492.3	122.4
Depreciation and amortization	134.1	123.3	401.0	340.6	11.1
Restructuring charge	4.9	8.2	16.2	44.1	0.1
Operating costs	396.9	409.2	1,222.5	1,194.2	190.3
Operating income (loss)	45.2	(1.0)	35.5	(213.0)	(11.6)
Interest income	0.2	0.5	0.7	2.1	0.3
Interest expense	(60.8)	(85.6)	(221.8)	(220.6)	(5.5)
Other income (expense) - net	(9.5)	6.3	(42.2)	18.6	(86.0)
Non-operating income (expense) - net	(70.1)	(78.8)	(263.3)	(199.9)	(91.2)
Income (loss) before provision (benefit) for income taxes and equity in net income of affiliates	(24.9)	(79.8)	(227.8)	(412.9)	(102.8)
Less: provision (benefit) for income taxes	(9.3)	(24.0)	(111.1)	(84.1)	(27.5)
Equity in net income of affiliates	0.7	0.5	1.9	3.4	0.5
Net income (loss)	(14.9)	(55.3)	(114.8)	(325.4)	(74.8)
Less: net (income) loss attributable to the non-controlling interest	(2.1)	(1.4)	(3.7)	(3.3)	(0.8)
Less: Dividends allocated to preferred stockholders	—	(32.1)	(64.1)	(82.0)	—
Net income (loss) attributable to Dun & Bradstreet Holdings, Inc. (Successor) / The Dun & Bradstreet Corporation (Predecessor)	$(17.0)	$(88.8)	$(182.6)	$(410.7)	$(75.6)
Basic earnings (loss) per share of common stock:
Net income (loss) attributable to Dun & Bradstreet Holdings, Inc. (Successor) / The Dun & Bradstreet Corporation (Predecessor)	$(0.04)	$(0.28)	$(0.52)	$(1.31)	$(2.04)
Diluted earnings (loss) per share of common stock:
Net income (loss) attributable to Dun & Bradstreet Holdings, Inc. (Successor) / The Dun & Bradstreet Corporation (Predecessor)	$(0.04)	$(0.28)	$(0.52)	$(1.31)	$(2.04)
Weighted average number of shares outstanding-basic	415.7	314.5	348.5	314.5	37.2
Weighted average number of shares outstanding-diluted	415.7	314.5	348.5	314.5	37.2

Dun & Bradstreet Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in millions, except share data and per share data)

	September 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$311.3	$98.6
Accounts receivable, net of allowance of $10.7 at September 30, 2020 and $7.3 at December 31, 2019	250.4	269.3
Other receivables	9.8	10.0
Prepaid taxes	102.0	4.0
Other prepaids	45.0	31.4
Other current assets	4.9	4.6
Total current assets	723.4	417.9
Non-current assets
Property, plant and equipment, net of accumulated depreciation of $14.4 at September 30, 2020 and $7.5 at December 31, 2019	30.6	29.4
Computer software, net of accumulated amortization of $106.6 at September 30, 2020 and $52.9 at December 31, 2019	421.6	379.8
Goodwill	2,853.9	2,840.1
Deferred income tax	14.1	12.6
Other intangibles	4,925.3	5,251.4
Deferred costs	69.1	47.0
Other non-current assets	147.4	134.6
Total non-current assets	8,462.0	8,694.9
Total assets	$9,185.4	$9,112.8
Liabilities
Current liabilities
Accounts payable	$60.4	$55.0
Accrued payroll	76.2	137.9
Accrued income tax	11.2	7.8
Short-term debt	25.3	81.9
Make-whole derivative liability	—	172.4
Other accrued and current liabilities	131.0	167.3
Deferred revenue	481.6	467.5
Total current liabilities	785.7	1,089.8
Long-term pension and postretirement benefits	177.2	206.6
Long-term debt	3,257.5	3,818.9
Liabilities for unrecognized tax benefits	16.8	16.8
Deferred income tax	1,136.8	1,233.5
Other non-current liabilities	147.7	137.7
Total liabilities	5,521.7	6,503.3
Commitments and contingencies

Cumulative Series A Preferred Stock $0.001 par value per share,1,050,000 shares authorized and issued at December 31, 2019; Liquidation Preference of $1,067.9 at December 31, 2019	—	1,031.8
Equity
Successor Common Stock, $0.0001 par value per share, authorized—2,000,000,000 shares; issued— 423,052,792 shares issued at September 30, 2020 and 314,494,968 shares issued at December 31, 2019	—	—
Capital surplus	4,303.5	2,116.9
Accumulated deficit	(692.0)	(573.5)
Treasury Stock, 205,546 shares at September 30, 2020	—	—
Accumulated other comprehensive loss	(3.6)	(23.5)
Total stockholder equity	3,607.9	1,519.9
Non-controlling interest	55.8	57.8
Total equity	3,663.7	1,577.7
Total liabilities and stockholder equity	$9,185.4	$9,112.8

Dun & Bradstreet Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Tabular amounts in millions)

	Successor		Predecessor
	Nine Months Ended September 30, 2020	Period from January 1 to September 30, 2019	Period from January 1 to February 7, 2019
Cash flows provided by (used in) operating activities:
Net income (loss)	$(114.8)	$(325.4)	$(74.8)
Reconciliation of net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	401.0	340.6	11.1
Amortization of unrecognized pension loss (gain)	(0.3)	—	3.8
Pension settlement charge	—	—	85.8
Pension settlement payments	—	(105.9)	(190.5)
Impairment of assets	—	2.3	—
Income tax benefit from stock-based awards	—	—	10.3
Equity-based compensation expense	38.6	63.1	11.7
Restructuring charge	16.2	44.1	0.1
Restructuring payments	(13.9)	(30.9)	(2.1)
Change in fair value of make-whole derivative liability	32.8	—	—
Changes in deferred income taxes	(100.6)	(98.7)	(33.2)
Changes in prepaid and accrued income taxes	(100.4)	(6.3)	(8.1)
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	18.4	27.9	16.3
(Increase) decrease in other current assets	(12.0)	8.8	(1.2)
Increase (decrease) in deferred revenue	16.8	59.9	20.8
Increase (decrease) in accounts payable	4.3	(28.5)	37.8
Increase (decrease) in accrued liabilities	(7.6)	(46.0)	(39.7)
Increase (decrease) in other accrued and current liabilities	(35.5)	13.5	25.1
(Increase) decrease in other long-term assets	(34.7)	(32.5)	(96.0)
Increase (decrease) in long-term liabilities	(23.1)	(32.6)	154.6
Net, other non-cash adjustments (1)	33.2	14.5	2.8
Net cash provided by (used in) operating activities	118.4	(132.1)	(65.4)
Cash flows provided by (used in) investing activities:
Payments for acquisitions of businesses, net of cash acquired	(20.6)	(6,078.0)	—
Proceeds from maturity of and (payment) for debt security investment	0.4	0.5	—
Cash settlements of foreign currency contracts	0.7	(1.3)	—
Capital expenditures	(7.8)	(9.0)	(0.2)
Additions to computer software and other intangibles	(81.6)	(40.1)	(5.1)
Net, other	—	0.1	—
Net cash provided by (used in) investing activities	(108.9)	(6,127.8)	(5.3)
Cash flows provided by (used in) financing activities:
Proceeds from issuance of Class A common stock in the IPO transaction and Private Placement	$2,381.0	$—	$—
Proceeds from successor shareholders	—	3,176.8	—
Payments for IPO offering costs (2)	(132.8)	—	—
Payment for the redemption of Cumulative Series A Preferred Stock	(1,067.9)	—	—
Payment for make-whole liability	(205.2)	—	—
Payment for debt early redemption premiums	(50.0)	—	—
Payments of dividends	(64.1)	(64.1)	—
Proceeds from borrowings on Predecessor's Credit Facility	—	—	167.0
Proceeds from issuance of Successor's Senior Notes	—	1,450.0	—
Proceeds from borrowings on Successor's Credit Facility	407.2	156.0	—
Proceeds from borrowings on Successor's Term Loan Facility - net of issuance discount	—	2,479.4	—
Proceeds from borrowings on Successor's Bridge Loan	—	63.0	—
Retirement of Predecessor's Senior Notes	—	(625.1)	—
Payments of borrowings on Predecessor's Credit Facility	—	—	(70.0)
Payments of borrowings on Successor’s Senior Notes	(580.0)
Payments of borrowings on Successor's Term Loan Facilities	(12.7)	—	—
Payments of borrowings on Successor's Bridge Loan	(63.0)	—	—
Payments of borrowings on Successor's Credit Facility	(407.2)	(132.9)	—
Payment of debt issuance costs	—	(122.6)	—
Debt extinguishment costs	(2.5)	—	—
Net, other	(6.8)	(5.7)	(0.1)
Net cash provided by (used in) financing activities	196.0	6,374.8	96.9
Effect of exchange rate changes on cash and cash equivalents	7.2	(14.3)	1.2
Increase (decrease) in cash and cash equivalents	212.7	100.6	27.4
Cash and cash equivalents, beginning of period	98.6	—	90.2
Cash and cash equivalents, end of period	$311.3	$100.6	$117.6
Supplemental disclosure of cash flow information:
Cash paid for:
Income taxes, net of refunds	$89.9	$21.7	$3.4
Interest	$223.1	$187.2	$2.4
(1) Includes non-cash adjustments for the write down of deferred debt issuance costs and discount of $23.2 million associated with the partial redemption of the Senior Unsecured Notes and Senior Secured Notes during the nine months ended September 30, 2020.
(2) $131.9 million was paid by proceeds raised from the offering and $0.9 million was paid prior to the IPO and Private Placement.

Dun & Bradstreet Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(Amounts in millions)

Reconciliation of Revenue to Adjusted Revenue

	Three-Month Period		Nine-Month Period

	Successor				Predecessor
	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2020	Period from January 1 to September 30, 2019	Period from January 1 to February 7, 2019
Revenue	$442.1	$408.2	$1,258.0	$981.2	$178.7
International lag adjustment	—	—	—	—	25.9
Adjusted revenue (a)	442.1	408.2	1,258.0	981.2	204.6
Foreign currency impact	1.4	3.0	5.6	5.1	1.0
Adjusted revenue before the effect of foreign currency	$443.5	$411.2	$1,263.6	$986.3	$205.6

North America	$363.3	$374.7	$1,059.1	$916.8	$148.2
International	79.8	72.7	219.4	163.7	56.4
Segment revenue	443.1	447.4	1,278.5	1,080.5	204.6
Corporate and other (a)	(1.0)	(39.2)	(20.5)	(99.3)	—
Foreign currency impact	1.4	3.0	5.6	5.1	1.0
Adjusted revenue before the effect of foreign currency	$443.5	$411.2	$1,263.6	$986.3	$205.6

(a) Includes deferred revenue purchase accounting adjustments	$(1.0)	$(39.2)	$(20.5)	$(99.3)	$—

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three-Month Period		Nine-Month Period

	Successor				Predecessor
	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2020	Period from January 1 to September 30, 2019	Period from January 1 to February 7, 2019
Net income (loss) attributable to Dun & Bradstreet Holdings, Inc. (Successor) / Dun & Bradstreet Corporation (Predecessor)	$(17.0)	$(88.8)	$(182.6)	$(410.7)	$(75.6)
Depreciation and amortization	134.1	123.3	401.0	340.6	11.1
Interest expense - net	60.6	85.1	221.1	218.5	5.2
(Benefit) provision for income tax - net	(9.3)	(24.0)	(111.1)	(84.1)	(27.5)
EBITDA	168.4	95.6	328.4	64.3	(86.8)
Other income (expense) - net	9.5	(6.3)	42.2	(18.6)	86.0
Equity in net income of affiliates	(0.7)	(0.5)	(1.9)	(3.4)	(0.5)
Net income (loss) attributable to non-controlling interest	2.1	1.4	3.7	3.3	0.8
Dividends allocated to preferred stockholders	—	32.1	64.1	82.0	—
International lag adjustment	—	—	—	—	2.7
Other incremental or reduced expenses from the application of purchase accounting	(4.5)	(5.3)	(14.4)	(15.9)	—
Equity-based compensation	9.7	3.6	38.6	7.9	11.7
Restructuring charges	4.9	8.2	16.2	44.1	0.1
Merger and acquisition-related operating costs	2.2	5.9	6.7	154.5	52.0
Transition costs	5.1	20.3	22.3	23.8	0.3
Legal reserve associated with significant legal and regulatory matters	—	—	—	(0.2)	—
Asset impairment	0.3	—	0.6	2.3	—
Adjusted EBITDA	$197.0	$155.0	$506.5	$344.1	$66.3

North America	184.2	189.6	498.1	435.8	55.3
International	28.2	25.5	71.6	56.1	20.3
Corporate and other (a)	(15.4)	(60.1)	(63.2)	(147.8)	(9.3)
Adjusted EBITDA (a)	$197.0	$155.0	$506.5	$344.1	$66.3
Adjusted EBITDA Margin (b)	44.6%	38.0%	40.3%	35.0%	32.4%
(a) Including impact of deferred revenue purchase accounting adjustments:
Impact to adjusted EBITDA	$(1.0)	$(39.2)	$(20.5)	$(99.3)	$—
Impact to adjusted EBITDA margin	(0.1)%	(5.4)%	(1.0)%	(6.0)%	—%
(b) Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by adjusted revenue.

Dun & Bradstreet Holdings, Inc.
Segment Revenue and Adjusted EBITDA (Unaudited)
(Amounts in millions)

	Successor
	Three months ended September 30, 2020
	North America	International	Corporate and Other (a)	Total
Adjusted revenue	$363.3	$79.8	$(1.0)	$442.1
Total operating costs	190.9	53.7	16.4	261.0
Operating income (loss)	172.4	26.1	(17.4)	181.1
Depreciation and amortization	11.8	2.1	2.0	15.9
Adjusted EBITDA	$184.2	$28.2	$(15.4)	$197.0

Adjusted EBITDA margin	50.7%	35.4%	N/A	44.6%

	Successor
	Nine months ended September 30, 2020
	North America	International	Corporate and Other (a)	Total
Adjusted revenue	$1,059.1	$219.4	$(20.5)	$1,258.0
Total operating costs	594.6	153.5	48.5	796.6
Operating income (loss)	464.5	65.9	(69.0)	461.4
Depreciation and amortization	33.6	5.7	5.8	45.1
Adjusted EBITDA	$498.1	$71.6	$(63.2)	$506.5

Adjusted EBITDA margin	47.0%	32.7%	N/A	40.3%

	Successor
	Three months ended September 30, 2019
	North America	International	Corporate and Other (a)	Total
Adjusted revenue	$374.7	$72.7	$(39.2)	$408.2
Total operating costs	195.3	49.0	22.7	267.0
Operating income (loss)	179.4	23.7	(61.9)	141.2
Depreciation and amortization	10.2	1.8	1.8	13.8
Adjusted EBITDA	$189.6	$25.5	$(60.1)	$155.0

Adjusted EBITDA margin	50.6%	35.0%	N/A	38.0%

	Successor
	Period from January 1 to September 30, 2019
	North America	International	Corporate and Other (a)	Total
Adjusted revenue	$916.8	$163.7	$(99.3)	$981.2
Total operating costs	506.3	111.8	52.8	670.9
Operating income (loss)	410.5	51.9	(152.1)	310.3
Depreciation and amortization	25.3	4.2	4.3	33.8
Adjusted EBITDA	$435.8	$56.1	$(147.8)	$344.1

Adjusted EBITDA margin	47.5%	34.2%	N/A	35.0%

	Predecessor
	Period from January 1 to February 7, 2019
	North America	International	Corporate and Other (a)	Total
Adjusted revenue	$148.2	$56.4	$—	$204.6
Total operating costs	98.6	37.6	10.1	146.3
Operating income (loss)	49.6	18.8	(10.1)	58.3
Depreciation and amortization	5.7	1.5	0.8	8.0
Adjusted EBITDA	$55.3	$20.3	$(9.3)	$66.3

Adjusted EBITDA margin	37.3%	35.9%	N/A	32.4%

(a) Includes deferred revenue purchase accounting adjustments.

Dun & Bradstreet Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(Amounts in millions)

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)

	Three-Month Period		Nine-Month Period

	Successor				Predecessor
	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2020	Period from January 1 to September 30, 2019	Period from January 1 to February 7, 2019
Net income (loss) attributable to Dun & Bradstreet Holdings, Inc. (Successor) / The Dun & Bradstreet Corporation (Predecessor)	$(17.0)	$(88.8)	$(182.6)	$(410.7)	$(75.6)
Lag adjustment	—	—	—	—	2.7
Incremental amortization of intangible assets resulting from the application of purchase accounting	118.1	109.6	355.9	306.8	3.0
Other incremental or reduced expenses from the application of purchase accounting	(4.5)	(5.3)	(14.4)	(15.9)	—
Equity-based compensation	9.7	3.6	38.6	7.9	11.7
Restructuring charges	4.9	8.2	16.2	44.1	0.1
Merger and acquisition-related operating costs	2.2	5.9	6.7	154.5	52.0
Transition costs	5.1	20.3	22.3	23.8	0.3
Legal reserve and costs associated with significant legal and regulatory matters	—	—	—	(0.2)	—
Change in fair value of make-whole derivative liability	—	—	32.8	—	—
Asset impairment	0.3	—	0.6	2.3	—
Non-recurring pension charges	—	—	—	—	89.4
Dividends allocated to preferred stockholders	—	32.1	64.1	82.0	—
Merger and acquisition-related non-operating costs	—	—	—	(0.8)	0.5
Debt refinancing and extinguishment costs	25.8	—	74.1	—	—
Tax impact of the CARES Act	(4.1)	—	(57.8)	—	—
Tax effect of the non-GAAP adjustments	(39.2)	(31.6)	(124.9)	(104.0)	(38.3)
Adjusted net income (loss) attributable to Dun & Bradstreet Holdings, Inc. (Successor) / The Dun & Bradstreet Corporation (Predecessor) (a)	$101.3	$54.0	$231.6	$89.8	$45.8
Adjusted diluted earnings (loss) per share of common stock	$0.24	$0.17	$0.66	$0.29	$0.15
Weighted average number of shares outstanding - diluted (b)	416.3	314.5	348.6	314.5	314.5

(a) Including impact of deferred revenue purchase accounting adjustments:
Pre-tax impact	$(1.0)	$(39.2)	$(20.5)	$(99.3)	$—
Tax impact	0.3	11.4	5.3	24.3	—
Net impact to adjusted net income (loss) attributable to Dun & Bradstreet Holdings, Inc. (Successor) / The Dun & Bradstreet Corporation (Predecessor)	$(0.7)	$(27.8)	$(15.2)	$(75.0)	$—
Net impact to adjusted diluted earnings (loss) per share of common stock	$—	$(0.09)	$(0.04)	$(0.24)	$—
(b) For consistency purposes, we assume the stock split effected on June 23, 2020 to be the number of shares outstanding during the Predecessor period.

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Media Contact:
Lisette Kwong
973-921-6263
KwongL@dnb.com

Investor Contact:
Debra McCann
973-921-6008
IR@dnb.com